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                                                                    Exhibit 23.1


                        Consent of Independent Auditors
We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 5, 1999, (except for Note 13, as to which the date is July 23, 1999) with respect to the Financial Statements included in the Registration Statement (Form S-1 Amendment No. 2) and related Prospectus of SilverStream Software, Inc. for the registration of 2,300,000 shares of its common stock.

Our audits also included the financial statement schedule of SilverStream Software, Inc. listed in Item 16(b). This schedule is the responsibility of SilverStream Software, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


                                                       /s/ Ernst & Young LLP
Boston, Massachusetts
January 25, 2000